   As filed with the Securities and Exchange Commission on October 22, 1999
                                                    Registration No. 333-28069
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------


                          POST EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ------------------

                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                         52-0278528
 (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

           8100 34th Avenue South                              55425
           Minneapolis, Minnesota                           (Zip Code)
   (Address of principal executive offices)



               CERIDIAN CORPORATION 1993 LONG-TERM INCENTIVE PLAN
                    (AMENDED AND RESTATED AS OF MAY 14, 1997)
                            (Full title of the plan)

                               William E. McDonald
                 Associate General Counsel and Deputy Secretary
                              Ceridian Corporation
                             8100 34th Avenue South
                          Minneapolis, Minnesota 55425
                     (Name and address of agent for service)

                                 (612) 853-8100
          (Telephone number, including area code, of agent for service)


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

                                EXPLANATORY NOTE

         On May 30, 1997, a total of 3,000,000 shares of Common Stock of Ceridian Corporation (the "Company"), to be issued in connection with the Company's 1993 Long-Term Incentive Plan (Amended and Restated as of May 14,
1997) (the "1993 Plan"), were registered with the Securities and Exchange Commission (the "Commission") by Registration Statement on Form S-8 (File No. 333-28069). On May 20, 1999, the stockholders of the Company approved the 1999 Stock Incentive Plan (the "1999 Plan"), which replaces the 1993 Plan. Both the 1999 Plan and the 1993 Plan are long term incentive plans. As of October 4, 1999, two million four hundred fifty seven thousand four hundred sixty two (2,457,462) shares of such registered shares of Common Stock had not been issued under the 1993 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Commission pertaining to "Form S-8" set forth in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), are carried forward to, and deemed covered by the Registration Statement on Form S-8 to be filed with the Commission on October 22, 1999 in connection with the 1999 Plan.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company's Registration Statement on Form S-8 (File No. 333-28069), including any amendments thereto, is incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of October, 1999.

                                            CERIDIAN CORPORATION


                                            By:      /s/ Lawrence Perlman
                                                     -------------------------
                                                     Lawrence Perlman
                                                     Chairman of the Board and
                                                     Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 22nd day of October, 1999.


      Signature                                        Title
      ---------                                        -----
/s/ Lawrence Perlman                Chairman of the Board, Chief Executive
-------------------------           Officer and Director (principal executive
Lawrence Perlman                    officer)


/s/ John R. Eickhoff                Executive Vice President and Chief
-------------------------           Financial Officer (principal financial officer)
John R. Eickhoff


/s/ Loren D. Gross                  Vice President and Corporate Controller,
-------------------------           (principal accounting officer)
Loren D. Gross



                                    Director
-------------------------
Bruce R. Bond


                                   Director
-------------------------
Nicholas D. Chabraja



/s/ Ruth M. Davis*                  Director
-------------------------
Ruth M. Davis

                                    II-2


SIGNATURES CONTINUED


                                    Director
-------------------------
Robert H. Ewald


/s/ Richard G. Lareau*              Director
-------------------------
Richard G. Lareau


/s/ Ronald T. LeMay*                Director
-------------------------
Ronald T. LeMay


/s/ George R. Lewis*                Director
-------------------------
George R. Lewis


/s/ Ronald L. Turner                President, Chief Operating Officer
-------------------------           and Director
Ronald L. Turner


                                    Director
-------------------------
Carole J. Uhrich


/s/ Paul S. Walsh*                  Director
-------------------------
Paul S. Walsh


*By: /s/ John R. Eickhoff
     -------------------------
       John R. Eickhoff
       Attorney-in-Fact


                                     II-3